EXHIBIT 10.3
                            ZURN INDUSTRIES, INC.
              DEFERRED COMPENSATION PLAN FOR SALARIED EMPLOYEES


1.   Eligibility

     On and after January 1, 1995, each salaried employee of Zurn Industries, Inc. or its subsidiaries ("Company") having an annual salary exceeding $80,000 who has been designated as being a key employee by the Pension Committee of Zurn Industries, Inc. ("Committee"), in accordance with guidelines established by the Committee, shall be a Participant in this Deferred Compensation Plan for Salaried Employees ("Plan"). Prior to January 1, 1995, each salaried employee of the Company having an annual salary in excess of $70,000 was eligible to participate in the Plan.


2.   Compensation

     Compensation which is subject to deferral shall be the Participant's annual salary and, prior to January 1, 1995, any bonuses paid under the Company's Incentive Compensation Plan.


3.   Participation

     (a) Prior to the beginning of any calendar month, each Participant may direct that 10% or more of annual salary and, prior to January 1, 1995, 10% or more of annual bonus, which would otherwise have been payable for future service as an employee, be credited to a deferred compensation account subject to the terms of the Plan.

     (b) An election to defer salary and, prior to January 1, 1995, bonus payments, shall be in the form of a document executed by the Participant and filed with the Chief Financial Officer of the Company and shall continue until the Participant ceases to be an employee or until the Participant terminates such election by written notice. Any such termination shall become effective as of the end of the calendar month designated in the notice or, if not designated, as of the end of the calendar month in which such notice is given with respect to all salaries and bonuses payable thereafter.

     (c) A Participant who has filed a termination of election may thereafter again file an election to defer for any period subsequent to the filing of such election.


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Deferred Compensation Plan for Salaried Employees
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4.   Deferred Compensation Accounts

     All deferred amounts shall be credited to the Participant's account and shall bear interest at the published prime rate at the beginning of each month of the bank designated by the Committee, calculated monthly and compounded quarterly.


5.   Distribution

     (a) At the time of each election to defer compensation, the Participant shall also make an election for the post retirement distribution of the amounts deferred pursuant to that election plus accumulated interest. A Participant may elect to receive such amounts at or after the beginning of the year following retirement in one payment, on any specified date no more than 10 years following retirement, or in a number of equal monthly installments not exceeding 120, or in a number of equal annual installments not exceeding 10. The final installment shall include the balance of all undistributed amounts in the Participant's account. The annual installments shall commence on the first day of any year following retirement and the monthly installments shall commence on the first day of any month following the year of retirement. Amounts held pending distribution pursuant to this Section 5 shall continue to accrue interest at the rate stated in Section 4 and such interest shall be paid with each succeeding installment payment.

     (b) The election made pursuant to Section 5(a) shall be delivered to the Chief Financial Officer. If no election is made, then payment shall be made in three equal annual installments commencing on the first day of the year following retirement.

     (c) Notwithstanding an election pursuant to Section 5(b), in the event a Participant ceases to be an employee of the Company for any reason other than retirement, death or disability, the entire balance of the Participant's deferred compensation, including interest, shall be paid immediately to the Participant in a single payment. For this purpose, an employee ceases employment with the Company upon the sale or transfer by Zurn of its ownership of the subsidiary or division employing such employee or a portion of such ownership when Zurn retains less than 50% voting control.

     (d) If a Participant should die or become disabled before full payment of all amounts credited to the Participant's account, the Participant, the designated beneficiary or the personal


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Deferred Compensation Plan for Salaried Employees
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     representative of the Participant's estate may then elect to receive distribution in the manner which may have been previously elected or, upon application to the Management Development and Compensation Committee of the Board of Directors of the Company, may at that committee's sole discretion, receive full payment of all such amounts immediately in a lump-sum.


6.   Trust

     The Company shall establish a Trust with respect to the Plan and designate a Trustee selected by the President. The Company shall deliver to the Trustee cash and/or securities equal in value to all amounts credited to the account of each Participant and shall continue to so deliver with compensation deferments by Participants. An adjustment shall be made at least annually to assure that the total current market value of the Trust equals the total of all Participants' accounts. If there is a shortage in such value of more than 10%, the Company shall deliver additional cash or securities to make up the shortage. If there is an overage of more than 10%, the Company may withhold its contributions to the Trust until the overage is eliminated. The Trust funds shall at all times be subject to claims of general creditors of the Company in the event of bankruptcy or insolvency.


7.   Change in Control

     In the event of a Change in Control of the Company, each Participant shall receive immediate payment of all amounts credited to the Participant's account, including principal and interest in a lump-sum single payment.

     A Change in Control shall be deemed to occur if:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"], other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;


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Deferred Compensation Plan for Salaried Employees
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     (b)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (c) or (d) of this Section) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


8.    Miscellaneous

     (a) The right of a Participant to any deferred compensation and/or interest thereon shall be solely that of an unsecured creditor claiming wages, salaries or compensation for services and shall not be subject to sale or assignment by the Participant or the Participant's beneficiary or personal representative.

     (b) The Board of Directors may, without the consent of Participants or their beneficiaries, amend or terminate the Plan at any time, provided that the amendment or termination may not divest any Participant of rights to which the Participant is entitled with



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Deferred Compensation Plan for Salaried Employees
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          respect to the Participant's deferred compensation account.  If terminated, distribution of all credits to Participants' accounts as of date of termination shall be made in accordance with the elections for distribution made pursuant to Section 5 provided that the Board of Directors may by amendment in conjunction with the termination specify a manner of distribution commencing in the year following termination either in a lump-sum or in monthly or annual installments over a period not exceeding 10 years.

     (c) In the event that the Company should merge or consolidate its business with another corporation or business entity, the Company agrees that it will require its successor to expressly assume the obligation of this Plan. The Company further agrees that it will not terminate its existence or cease its business activities without having made adequate provision for fulfilling its obligations hereunder.

     (d) The payment to be made under this Plan shall be independent of and in addition to any other employment agreement that may exist from time to time between the Company and any Participant, or any other compensation payable by the Company to the Participant whether as salary, bonus or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall any provision hereof restrict the right of the Company to discharge the Participant or restrict the right of the Participant to terminate employment.




APPROVED:  1/18/81

REVISED:   9/26/83
           2/03/84
          10/12/84
          11/25/85
           6/16/86
           4/17/89
           6/05/89
          11/29/94






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